                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1996 Equity Incentive Plan, as amended, of Coulter Pharmaceutical, Inc., of our report dated January 26, 1998 with respect to the consolidated financial statements of Coulter Pharmaceutical, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

/s/ Ernst & Young
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Ernst & Young

Palo Alto, California
September 1, 1998